As filed with the Securities and Exchange Commission on July 15, 1997

Registration No. 33-21407
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------

                        POST EFFECTIVE AMENDMENT NO. 1

                                 TO FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                            -----------------------

                        TEXAS INSTRUMENTS INCORPORATED
            (Exact name of Registrant as specified in its charter)

               Delaware                         75-0289970
       (State or other jurisdiction of           (I.R.S. Employer
       incorporation or organization)           Identification No.)

                        13500 North Central Expressway
                                P.O. Box 655474
                          Dallas, Texas  75265-5474
         (Address of principal executive offices including zip code)
                           -----------------------

                 TI EMPLOYEES 1988 STOCK OPTION PURCHASE PLAN
                           (Full title of the plans)
                           -----------------------

                              Richard J. Agnich,
             Senior Vice President, Secretary and General Counsel
                        Texas Instruments Incorporated
                        13500 North Central Expressway
                                P.O. Box 655474
                           Dallas, Texas  75265-5474
                    (Name and address of agent for service)

                                 (972)995-2551
        (Telephone number, including area code, of agent for service)
                            ----------------------









                            EXPLANATORY STATEMENT

A total of 4,000,000 shares of common stock of Texas Instruments Incorporated ("the Company") were registered by Registration Statement on Form S-8, File No. 33-21407, to be issued in connection with the TI Employees 1988 Stock Option Purchase Plan (the "1988 Plan"). On April 17, 1997, the stockholders of the Company approved the TI Employees 1997 Stock Purchase Plan (the "1997 Plan"), which replaces the 1988 Plan. Both the 1988 Plan and the 1997 Plan are intended to qualify as "employee stock purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time. Two million three hundred thousand (2,300,000) shares of common stock of the Company which were registered in connection with the 1988 Plan have not been issued under the 1988 Plan and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 137-38 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (January 1997), are carried forward to, and deemed covered by, the Registration Statement of Form S-8 filed on or about the date hereof in connection with the 1997 Plan.

                                    PART II

Item 3.  Incorporation of Documents by Reference.

The Registration Statement on Form S-8, File No. 33-21407, is incorporated by reference herein.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas, on the 15th day of July, 1997.

                                          TEXAS INSTRUMENTS INCORPORATED
                                          (Registrant)

                                               /s/ WILLIAM A. AYLESWORTH
                                          By: -------------------------------
                                              William A. Aylesworth
                                              Senior Vice President, Treasurer
                                              and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of July, 1997.


              Signature                                   Title
------------------------------------        ----------------------------------

          *JAMES R. ADAMS
------------------------------------             Chairman of the Board;
           James R. Adams                               Director

          *DAVID L. BOREN
------------------------------------                    Director
           David L. Boren

         *JAMES B. BUSEY IV
------------------------------------                    Director
          James B. Busey IV

        *THOMAS J. ENGIBOUS
------------------------------------           President; Chief Executive
         Thomas J. Engibous                         Officer; Director


------------------------------------                    Director
       Gerald W. Fronterhouse


------------------------------------                    Director
           David R. Goode

         *WAYNE R. SANDERS
------------------------------------                    Director
          Wayne R. Sanders

         *GLORIA M. SHATTO
------------------------------------                    Director
          Gloria M. Shatto

         *WILLIAM P. WEBER
------------------------------------             Vice Chairman; Director
          William P. Weber

        *CLAYTON K. YEUTTER
------------------------------------                    Director
         Clayton K. Yeutter

       *WILLIAM A. AYLESWORTH
------------------------------------        Senior Vice President; Treasurer;
        William A. Aylesworth                    Chief Financial Officer;
                                                 Chief Accounting Officer


*By: /s/ WILLIAM A. AYLESWORTH
    --------------------------------
         William A. Aylesworth
           Attorney-in-fact